                                                                    Exhibit 10-c

                               NORDSON CORPORATION

                        1982 INCENTIVE STOCK OPTION PLAN


         1. PURPOSE. This 1982 Incentive Stock Option Plan (the "Plan") is designed to enable Nordson Corporation ("Nordson") and its subsidiaries, by the grant of options to purchase Common Shares of Nordson, to retain and attract executive, managerial, technical, and professional personnel for Nordson and its subsidiaries and to provide additional incentive to such personnel through increased stock ownership. The options which may be granted under this Plan are intended to meet the requirements of "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, as amended by the Economic Recovery Tax Act of 1981 (the "Code").

         2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of Nordson's Board of Directors (the "Committee"), which shall consist of not less than three Directors appointed by and serving during the pleasure of Nordson's Board of Directors. No Director who has at any time within one year been eligible to participate in the Plan, in any employee stock purchase plan or restricted stock plan, or in any other stock option or stock appreciation rights plan of Nordson or any of its affiliates may serve as a member of the Committee. The Committee shall have full power and authority to grant options under the Plan and to interpret the provisions and to supervise the administration of the Plan. All decisions of the Committee shall be made by not less than a majority of its members and shall be final.

         3. SHARES SUBJECT TO THE PLAN. The shares subject to this Plan are Nordson's authorized Common Shares with a par value of $1 each ("Common Shares") and may be authorized but unissued or treasury shares as the committee may from time to time determine. The total number of Common Shares that may be issued and sold upon the exercise of options granted under the Plan may not exceed 100,000, subject to adjustment in accordance with Section 12. Nordson may reacquire Common Shares at the time options are exercised, or acquire Common Shares from time to time in advance, whenever the Board of Directors deems such acquisition advisable. If an option is surrendered or ceases to be exercisable for any reason other than the exercise of related stock appreciation rights, the Common Shares as to which the option has ceased to be exercisable shall again be available for offering under the Plan. Upon exercise of stock appreciation rights, the option or applicable part of the option related to the stock appreciation rights shall be deemed to have been exercised, and the Common Shares that would otherwise have been issued upon exercise of the option shall not again be available for offering under the Plan.

         4. ELIGIBLE EMPLOYEES. The committee shall, from time to time, designate the employees to whom options are granted. Options may be granted to any salaried employee of Nordson or of any subsidiary with executive, managerial, technical, or professional responsibility, including any Director or officer who is a salaried employee, except that no employee may be granted an option under this Plan if at the time of grant the employee owns Common Shares and any other stock of Nordson possessing in the aggregate, more than 10% of the total combined voting power of all classes of stock of Nordson. An employee may hold more than one option. The aggregate fair market value, determined as of the date of grant of the option, of the Common Shares for which an employee may be granted incentive stock options during any calendar year under this Plan or any other stock option plans of Nordson and its parent and subsidiaries shall not exceed $100,000 plus any unused limit carryover to such year.

         5. OPTION PRICE. The option price under each option shall be determined by the Committee or by the Board of Directors and may not be less than 100% of the fair market value of the Common Shares on the date of the granting of the option. In no event, however, may previously unissued Common Shares be issued at a price less than that permitted by the Ohio General Corporation Law.

         6. NOTICE OF GRANT OF OPTION. Upon the granting of any option to an employee, the Committee shall promptly cause the employee to be notified of the grant and terms of the option. The date on which the Committee approves the grant of the option shall be considered to be the date on which the option is granted.

         7. LIMITATIONS ON EXERCISE OF OPTIONS. An employee to whom an option has been granted must remain in the continuous employ of Nordson or a subsidiary (or of a corporation, or a parent or subsidiary of such corporation, issuing or assuming the option in a transaction to which Section 425(a) of the Code applies) at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of exercise of the option. No option may be exercised for one year from the date on which the option is granted. Thereafter until the option expires, the option may be exercised at any time as to all, and from time to time as to part, of the Common Shares subject to the option. Notwithstanding any of the provisions of this Plan, no incentive stock option granted hereunder may be exercised while there is outstanding any incentive stock option which was granted, before the granting of such option, to the employee to purchase Common Shares of Nordson. An incentive stock option is considered to be outstanding until it is exercised in full or expires by reason of lapse of time.

         No fraction of a Common Share may be purchased upon exercise of an option.

         8. EXERCISE OF OPTIONS AFTER TERMINATION OF EMPLOYMENT. No option may be exercised after termination of an optionee's employment for any reason except as provided in this Section 8.

            (a) If the termination of employment is due to permanent disability or to retirement under the applicable retirement plan or policy of Nordson or of a subsidiary, the optionee shall have the right to exercise the option in whole or in part within the earlier of (i) three months after the date of the termination of the optionee's employment or (ii) expiration of the option, except that, in the event of "permanent and total disability" within the meaning of Section 105(d)(4) of the Code, the period in (i) above shall be 12 months.

            (b) If the termination of employment is due to the death of the optionee, the optionee's estate, personal representative, or beneficiary shall have the right to exercise the option in whole or in part within the earlier of (i) twelve months after the date of the optionee's death or (ii) expiration of the option.

         9.  TERMINATION OF OPTIONS.

            (a) Unless terminated earlier under Subsection (b) or (c) of this
         Section 9, an option granted under the Plan shall terminate, and the right of the optionee or of any other person to purchase Common Shares upon exercise of the Option shall expire, at the time determined by the Committee when the option is granted and specified in the notice of grant of the option, which may not be later than ten years from the date the option is granted.

            (b) An option shall terminate, and the right of the optionee or of any other person to purchase Common Shares upon exercise of the option shall expire, upon the substitution of a new option on a basis approved by the Committee pursuant to Section 11.

            (c) If this Plan is not approved by Nordson's shareholders within 12 months before or after the Plan is adopted by Nordson's Board of Directors, any option granted shall be terminated, and the right of the optionee or any other person to purchase Common Shares upon exercise of the option shall expire.

         10. EXERCISE OF OPTIONS AND PAYMENT FOR SHARES. Options shall be exercised by delivery of written notice of exercise to Nordson accompanied by payment of the option price. Upon exercise of an option, the purchase price shall be payable in cash or, if determined by the Committee when the option is granted and specified in the notice of grant of the option, either (a) through the transfer to the Corporation by the employee of Common Shares having a current market value equal to the purchase price or (b) by a combination of cash and the transfer of Common Shares. Common Shares subject to an option shall be issued or, in the case of treasury shares, sold only upon exercise of the option in whole or in part and upon full payment of the option price. An optionee shall have none of the rights of a shareholder with respect to the Common Shares subject to the option until the Common Shares are issued or transferred to him.

         11. ASSIGNABILITY. An option granted under the Plan may not be transferred or assigned by the optionee, otherwise than by will or the laws of descent and distribution to the extent contemplated by Section 8(b), and may be exercised during the optionee's lifetime only by him. A corporation surviving a merger or consolidation with Nordson, acquiring all or substantially all of the assets of Nordson, or acquiring 25% or more of the total number of outstanding Common Shares may, without the consent of the optionee, assume or substitute a new option for an option granted under the Plan, provided the Committee approved the basis on which the assumption or substitution is made.

         12. ADJUSTMENTS UPON CHANGE IN SHARES. In the event of any change in the Common Shares subject to this Plan or to an option granted under the Plan by reason of a merger, consolidation, reorganization, or other corporate transaction or of a stock dividend, stock split, or other capital adjustment, the total number and class of shares that may be issued and sold upon exercise of options to be granted under the Plan, the number and class of shares subject to each outstanding option, and the option price with respect to such shares shall be appropriately adjusted by the Committee, whose determination shall be final.

         13. SUBSTITUTE STOCK OPTIONS. Notwithstanding any other provisions of this Plan, options may be granted under this Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by Nordson or a subsidiary of Nordson. The terms, provisions, and benefits to optionees of such substitute options may in any or all respects be identical to the terms, provisions, and benefits to optionees of the options of the other corporation on the date of substitution, except that such substitute options shall provide for the purchase of Common Shares of Nordson instead of shares of such other corporation.

         14. PURCHASE FOR INVESTMENT. Each person exercising an option may be required by Nordson to furnish a representation that he is acquiring the Common Shares upon exercise of the option as an investment and not with a view to distribution if Nordson, in its sole discretion, determined that the representation is needed to insure that the resale or other disposition of the Common Shares will not involve a violation of the Securities Act of 1933, as amended, or of applicable state securities laws. Any such representation shall cease to be applicable when the representation is no longer needed for such purpose. To assure compliance with the representation, Nordson may place a legend or other symbol on any certificate for Common Shares issued or sold under the Plan and may issue stop transfer orders or similar instructions to the transfer agent for its Common Shares.

         15. COMPLIANCE WITH SECURITIES LAWS. No Common Shares may be issued and sold and no share certificate may be delivered upon exercise of an option until Nordson has taken all actions then required to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Ohio Securities Act, as amended, any other applicable state securities laws, and any exchange on which the Common Shares may be listed.

         16. DURATION AND TERMINATION OF THE PLAN. The Plan shall remain in effect until December 31, 1991, and shall then terminate, unless terminated at an earlier date by action of the Board of Directors; provided, however, that termination of the Plan shall not affect options previously granted.

         17. AMENDMENT OF THE PLAN. The Board of Directors may from time to time amend this Plan, although no such amendment may, without the approval of shareholders, increase the total number of Common Shares that may be issued and sold upon exercise of options granted under the Plan (except in accordance with Section 12), reduce the option price at which options may be exercised, extend the time within which options may be granted under the Plan or the time within which an option may be exercised, or change the requirements relating to either eligibility for participation in the Plan or administration of the Plan. Except in accordance with Section 12, neither the Board of Directors nor the Committee may, without the consent of the optionee, impair an option previously granted under the Plan.

         18. EFFECTIVE DATE. This Plan shall become effective when adopted by Nordson's Board of Directors, subject to approval by Nordson's shareholders within 12 months before or after such adoption.

Adopted by the Board of Directors
January 18, 1982